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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 2-85614, No. 2-89950 and No. 33-28715) and the Registration Statements on Form S-8 (No. 2-92786, No. 2-92800, No. 33-1667, No. 33-10658, No. 33-53869, No. 33-35918, No.
33-53871, No. 33-53867, No. 33-42789, No. 33-52009 and No. 33-60153) of GenRad,
Inc. of our report dated February 5, 1996 appearing in this Form 10-K.




                                /S/  PRICE WATERHOUSE LLP
                                -------------------------
                                     PRICE WATERHOUSE LLP



Boston, Massachusetts
March 21, 1996